EXHIBIT 99.1

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                                  NEWS RELEASE

        DATE:           June 19, 2006        9:00 a.m. E.S.T.
        CONTACT:        James L. Saner, Sr., President and CEO
                        MainSource Financial Group, Inc.   812-663-0157


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                       MainSource Financial Group Acquires
                       Peoples Ohio Financial Corporation

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MainSource Financial Group, Inc., Greensburg,  Indiana (NASDAQ: MSFG) - James L.
Saner, Sr., President and Chief Executive Officer of MainSource Financial Group, Inc. today announced the consummation of its acquisition of Peoples Ohio Financial Corporation and its wholly owned subsidiary, Peoples Savings Bank of Troy. With total assets of approximately $200 million, Peoples Savings Bank operates six offices in Miami and Montgomery counties in Ohio.

Mr. Saner stated, "I am pleased to welcome the employees and customers of Peoples Savings Bank into MainSource Financial Group. We look forward to continuing the philosophy of community banking and will continue our focus on local service and access, local community involvement, and local decision-making."

Mr. Saner continued, "This acquisition is very exciting for MainSource Financial Group as it is our first introduction in the State of Ohio. We are very impressed with the communities and markets which Peoples serves and are excited about bringing additional products and services to the residents. In addition, we are very proud of the management/employee team and look forward to growing the institution."

Peoples Savings Bank of Troy changed its name to MainSource Bank - Ohio as of today. New signs as well as the MainSource logo will be prominently displayed at each location as well as in all future advertising.

Ron Scott, President and CEO of Peoples Savings Bank for the past 16 years, will continue to serve as Chairman, President and CEO of MainSource Bank - Ohio. In addition, Anne Mercer will continue to serve as Vice President - Director of Commercial Lending and Linda Daniel will assume the position of Vice President - Director of Retail Services.

MainSource Bank - Ohio will continue to maintain a local board of directors. The directors elected to serve in 2006/2007 are Ron Scott, William McGraw, William Lukens, Douglas Haines, and Richard Wallace. In addition, the board will have two advisory directors, Thom Robinson and Donald Cooper. All of the elected directors are long-term residents and business leaders from the areas served by MainSource Bank - Ohio.

Ron Scott said, "We are looking forward to our association with MainSource Financial Group and its community banks. Our staff, with their dedication to customer service, will remain the same. The bank's name has changed, but not our dedication to our customers."

"Our new affiliation will allow us to offer new and enhanced products and services, while keeping the same high-level commitment to our customers and our communities--just as we have for the last 115 years."

Shareholders of Peoples Ohio Financial Corporation at the time of the merger were entitled to elect to receive either 0.329764 shares of MainSource common stock or $5.59 in cash for each share of Peoples Ohio Financial Corporation stock owned by them. The merger consideration tabulation and calculation process for election forms submitted to the exchange agent by shareholders of Peoples Ohio is substantially complete, and the allocation of Peoples Ohio shares for which no election form has been submitted is anticipated to be completed in the week following the merger. Based on the election forms submitted to the exchange agent, it has been preliminarily determined that all Peoples Ohio shareholders electing to receive shares of common stock of MainSource Financial Group will receive stock, and while most Peoples Ohio shareholders electing to receive cash will receive cash, a few Peoples Ohio shareholders electing to receive cash will receive either all stock or a combination of cash and stock. All Peoples Ohio shareholders who did not elect cash or stock or for which no election form has been submitted will receive shares of MainSource common stock in exchange for their Peoples Ohio stock, in accordance with the terms of the Merger Agreement. Fractional shares of MainSource common stock will not be issued in the merger. Rather, Peoples Ohio shareholders will receive cash in the amount of $16.95 multiplied by the fractional share of MainSource common stock to which they would otherwise have been entitled. The exchange agent expects to mail MainSource common stock and cash in exchange for common stock of Peoples Ohio in accordance with the terms of the Merger Agreement within the next few days to shareholders of People Ohio who have completed proper election forms and delivered their certificates for Peoples Ohio common stock to the exchange agent. The exchange agent will hold shares of MainSource common stock for those remaining shareholders of Peoples Ohio who have not submitted proper election forms or delivered their stock certificates for Peoples Ohio common stock to the exchange agent until such shareholders submit their Peoples Ohio certificates to the exchange agent or MainSource. The exchange agent will be mailing a letter of transmittal in the coming weeks to all non-electing shareholders for those shareholders to surrender their Peoples Ohio certificates for exchange. Any questions regarding the exchange or tabulation process should be directed to the exchange agent, ComputerShare Trust Company of New York at 1-800-245-7630. MainSource will issue approximately 1,817,048 shares of common stock in the aggregate and pay approximately $10,267,242 in cash to the former shareholders of Peoples Ohio in the merger. In addition, options to acquire an aggregate of 185,064 shares of Peoples Ohio common stock will be cashed-out for aggregate consideration of approximately $441,000, and certain options to acquire an aggregate of 265,150 shares of Peoples Ohio common stock will be amended to be options to acquire an aggregate of approximately 87,436 shares of MainSource common stock.

MainSource Financial Group, Inc., headquartered in Greensburg, Indiana, is listed on the NASDAQ National Market (under the symbol:"MSFG") and is a community-focused, financial holding company with assets of approximately $2.3 billion. The Company operates 66 offices in 29 Indiana counties, six offices in three Illinois counties, and six offices in two Ohio Counties through its five banking subsidiaries, MainSource Bank, Greensburg, Indiana, MainSource Bank of Illinois, Kankakee, Illinois, MainSource Bank - Crawfordsville, Crawfordsville, Indiana, MainSource Bank - Hobart, Hobart, Indiana, and MainSource Bank - Ohio, Troy, Ohio. Through its non-banking subsidiaries, MainSource Insurance LLC, MainSource Title LLC, and MainSource Mortgage LLC, the Company and its banking subsidiaries provide various related financial services.


Forward-Looking Statements

Except for historical information contained herein, the discussion in this press release may include certain forward-looking statements based upon management expectations. These forward-looking statements involve risks and uncertainties, including anticipated financial performance, business prospects, and other similar matters, which reflect management's best judgment based on factors currently known. Actual results and experience could differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements as a result of a number of factors. Factors which could cause future results to differ from these expectations include the following: general economic conditions; legislative and regulatory initiatives; monetary and fiscal policies of the federal government; deposit flows; the costs of funds; general market rates of interest; interest rates on competing investments; demand for loan products; demand for financial services; changes in accounting policies or guidelines; changes in the quality or composition of the Company's loan and investment portfolios; the timing and success of integration efforts at the Company's recently-acquired banks; MainSource's expectations or ability to realize success of the affiliation with Peoples Ohio Financial Corporation and the other banks it has recently acquired; and the impact of this transaction, if successful, on MainSource's business.




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 MainSource Financial Group, 201 N. Broadway, P.O. Box 87, Greensburg, IN 47240